Exhibit 107
Calculation of Filing Fee Tables
Form S-4
(Form Type)
Aurora Acquisition Corp.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A common stock(3)	Other(4)	69,100,772	$10.37(4)	$716,575,005.60(4)	0.00011020	$78,967

Fees Previously Paid	Equity	Class A common stock(5)	Other(6)	212,598	$9.92(6)	$89,269,187.20(6)	0.0001091	$230.01(7)
	Equity	Class A common stock(8)	Other(9)	622,302,019	$9.92(9)	$5,223,236,028.48(9)	0.0001091	$569,855.05
	Equity	Class A common stock(10)	Other(11)	6,075,050	—	—	—	—
	Equity	Redeemable warrants(12)	Other(13)	6,075,050	$13.175(13)	$80,039,073.60(13)	0.0001091	$8,732.26(10)
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$6,826,506,089.92		$657,784.41
	Total Fees Previously Paid							$578,817.41
	Total Fee Offsets							$106,904.25(14)
	Net Fee Due							$0.00
(1)Immediately prior to the consummation of the mergers (the “Mergers”) described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”), Aurora Acquisition Corp., a Cayman Islands exempted company (“Aurora”), intends to effect a deregistration under Article 206 of the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Aurora’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by Aurora (after the Domestication), which will be renamed “Better Home & Finance Holding Company” upon the consummation of the Mergers, as further described in the proxy statement/prospectus. As used herein, “Better Home & Finance Holding Company” or “Better Home & Finance” refers to Aurora after the Domestication and/or the consummation of the Mergers, including after such change of name, as applicable.
(2)Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)Represents 691,402,791 shares of Better Home & Finance Class A common stock to be issued comprising the sum of (a) 584,051,488 shares of Better Home & Finance Class B common stock to be issued to stockholders (including holders of restricted stock awards) of Better HoldCo, Inc. (“Better”); (b) 34,411,670 shares of Better Home & Finance Class A common stock to be issued to stockholders of Better in lieu of Better Home & Finance Class B common stock for regulatory reasons; (c) up to 33,088,690 shares of Better Home & Finance Class B common stock issuable upon the exercise following the Mergers of options to purchase Better Home & Finance common stock converted in respect of options to purchase Better common stock outstanding as of immediately prior to the effective time of the First Merger (as defined in the proxy statement/prospectus), (d) up to 24,160,897 shares of Better Home & Finance Class B common stock in respect of Better restricted stock units outstanding as of immediately prior to the effective time of the First Merger, and (e) up to 15,690,045 shares of Better Home & Finance Class A common stock and Better Home & Finance Class B common stock in respect of warrants to purchase shares of capital stock of Better (“Better Warrants”) outstanding as of immediately prior to the effective time of the First Merger, which includes up to 1,402,791 shares of Better Home & Finance Class A common stock and Better Home & Finance Class B common stock to be issued to the extent Better Warrants are cash exercised; The shares of Better Home & Finance Class B common stock will be convertible at any time into Better Home & Finance Class A common stock at the option of the holder thereof and the shares of Better Home & Finance Class C common stock will also be convertible into Better Home & Finance Class A common stock at any time, subject to contractual limitations with respect to regulatory approvals applicable to the holder thereof. In connection with the Mergers, certain holders of Better common stock will have the option to acquire Better Home & Finance Class A common stock or Better Home & Finance Class C common stock in lieu of Better Home & Finance Class B common stock; accordingly this registration statement covers the maximum number of shares of Better Home & Finance Class A common stock that may be issuable in the Mergers and also covers the Better Home & Finance Class A common stock issuable upon conversion of the maximum number of shares of Better Home & Finance Class B common stock and Better Home & Finance Class C common stock issuable pursuant to the Mergers. 622,302,019 shares of Better Home & Finance Class A common stock issuable upon conversion of Better Home & Finance Class B common stock, conversion of Better Home & Finance Class C common stock, exercise of Better Warrants, settlement of restricted shares and restricted stock units, and exercise of Better Home & Finance option were previously registered. Accordingly, the 69,100,772 shares of Better Home & Finance Class A common stock being registered represents 691,402,791 shares of Better Home & Finance Class A common stock minus such 622,302,019 previously registered shares of Better Home & Finance Class A common stock.
(4)Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares of Aurora (the company to which Better Home & Finance will succeed following the Domestication) on Nasdaq on July 19, 2023 ($10.37 per Class A ordinary share) (such date being within five business days of the date that this amended registration statement is being filed with the SEC). This calculation is in accordance with Rules 457(f)(1) and 457(f)(3) of the Securities Act.
(5)The number of shares of Better Home & Finance Class A common stock being registered represents 2,048,838 outstanding Class A ordinary shares of Aurora and 6,950,072 outstanding Class B ordinary shares of Aurora, which will be automatically converted into shares of Better Home & Finance Class A common stock in the Domestication.
(6)Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares of Aurora (the company to which Better Home & Finance will succeed following the Domestication) on Nasdaq on July 28, 2021 ($9.92 per Class A ordinary share) (such date being within five business days of the date that this registration statement was first filed with the SEC). This calculation is in accordance with Rules 457(f)(1) and 457(f)(3) of the Securities Act.
(7)A fee of $37,609.34 was previously paid in respect of 34,750,359 shares of Better Home & Finance Class A common stock to be issued upon the automatic conversion in the Domestication of Class A ordinary shares and Class B ordinary shares of Aurora. As a result of redemptions of Aurora Class A ordinary shares, only 8,998,910 of such 34,750,359 shares remain issued and outstanding, and (i) Class A ordinary shares of Aurora that were included as part of units in a private placement that closed simultaneously with Aurora's initial public offering and (ii) Class B ordinary shares of Aurora will no longer be registered by this Registration Statement. Accordingly, $230.01 of the previously paid fee is being applied to the 212,598 Class A ordinary shares that will be registered by this Registration Statement,, and the remaining $37,379.25 may be used to offset future filing fees in accordance with Rule 457(b) of the Securities Act, including in respect of additional shares of Better Home & Finance Class A common stock registered by this Registration Statement.
(8)As described in note 3 above, represents 622,302,019 shares of Better Home & Finance Class A common stock issuable upon conversion of Better Home & Finance Class B common stock, conversion of Better Home & Finance Class C common stock, exercise of Better Warrants, settlement of restricted shares and restricted stock units, and exercise of Better Home & Finance options were previously registered.
(9)The proposed maximum aggregate offering price of the securities being registered was calculated based on (a) the product of (i) $9.92, the average of the high and low prices for shares of Aurora Class A ordinary shares as reported on Nasdaq on July 28, 2021, multiplied by (ii) 622,302,019, minus (b) $950,000,000 (the estimated amount of cash that was to be paid by Aurora to Better stockholders for their outstanding equity interest), which has subsequently been eliminated such that Better will receive more capital as primary proceeds more quickly than was otherwise provided for under the terms of the preceding transaction documents.
(10)Represents shares of Better Home & Finance Class A common stock to be issued upon exercise of the Aurora public warrants (as defined below).
(11)No additional registration fee is payable pursuant to Rule 457(i).

(12)The number of redeemable warrants to acquire shares of Better Home & Finance Class A common stock being registered represents 6,075,050 redeemable warrants to acquire Class A ordinary shares of Aurora that were registered by Aurora in its initial public offering (the “Aurora public warrants”), which will automatically be converted into warrants to acquire shares of Better Home & Finance Class A common stock as a result of the Domestication.
(13)Estimated solely for the purpose of calculating the registration fee, and represents the sum of (i) the average of the high and low prices of the Aurora public warrants on Nasdaq on July 27, 2021 ($1.675 per warrant) (such date being within five business days of the date that this registration statement was first filed with the SEC) and (ii) the exercise price of $11.50 per share of Class A ordinary shares of Aurora (or, after the Domestication, Better Home & Finance Class A common stock) issuable upon exercise of such Aurora public warrants. This calculation is in accordance with Rules 457(f)(1) and 457(i) of the Securities Act.
(14)A fee of $69,525 was previously paid in respect of 750,000,000 shares of Better Home & Finance Class A common stock estimated to be issuable to SB Northstar LP, an affiliate of SoftBank Group Corp., pursuant to the Bridge Note Purchase Agreement, dated November 30, 2021, upon the consummation of the Mergers described in the proxy statement/prospectus. Such 750,000,000 shares will no longer be registered by this Registration Statement, so the $69,525 fee may be used to offset future filing fees in accordance with Rule 457(b) of the Securities Act, including in respect of additional shares of Better Home & Finance Class A common stock registered by this Registration Statement (in addition to the $37,379.25 fee offset discussed in note 7 above). Accordingly, after effectiveness of the registration statement, $27,937.25 represents the net amount of fees already paid that may be used to offset future filing fees in accordance with Rule 457(b) of the Securities Act.